EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION
ADM/CHS, LLC	Delaware
Ag States Agency, LLC	Minnesota
Impact Risk Solutions, LLC, a subsidiary of Ag States Agency, LLC	Minnesota
Safety Resource Alliance, LLC, a subsidiary of Ag States Agency, LLC	Kansas
Ag States Agency of Montana, Inc.	Montana
Allied Agronomy, LLC	North Dakota
Battle Creek/CHS, LLC	Delaware
Cenex Ag, Inc.	Delaware
Cenex Petroleum, Inc.	Minnesota
Cenex Pipeline, LLC	Minnesota
Central Montana Propane, LLC	Montana
Central Plains Ag Services LLC	Minnesota
CHS Canada, Inc.	Ontario, Canada
CHS do Brasil Ltda.	Brazil
CHS Energy Canada, Inc.	Alberta
CHS Holdings, Inc.	Minnesota
CHS Hong Kong, LLC	Minnesota
CHS Inc. de Mexico	Mexico
CHSIH SA	Zug, Switzerland
CHS Europe SA, a subsidiary of CHSIH SA	Zug, Switzerland
CHS Ukraine, LLC, a subsidiary of CHS Europe SA and CHSIH SA	Kyiv, Ukraine
CHS Vostok, LLC, a subsidiary of CHS Europe SA	Russia
CHS Hong Kong Limited, a subsidiary of CHSIH SA	Hong Kong
CHS (Shanghai) Trading Co., LTD, a subsidiary of CHS Hong Kong LTD	China
MCIC AG, a subsidiary of CHSIH SA	Zug, Switzerland
Multigrain AG, a subsidiary of CHSIH SA	Zug, Switzerland
Xingu AG, a subsidiary of Multigrain AG	Zug, Switzerland
CHS-Blackfoot, Inc.	Idaho
CHS-Brush, Inc.	Colorado
CHS-China, LLC	Minnesota
CHS-Chokio	Minnesota
CHS-Corsica	South Dakota
CHS-Fairdale	North Dakota
CHS-Farmco, Inc.	North Dakota
CHS-FUCOC	Minnesota
CHS-Hinton, Inc.	Oklahoma
CHS-Holdrege, Inc.	Nebraska
CHS-M&M, Inc.	Colorado

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION
CHS-Mitchell	South Dakota
CHS-Napoleon	North Dakota
CHS-Oklee	Minnesota
CHS-SLE Land, LLC	Louisiana
CHS-St. John, Inc.	Washington
CHS-SWMN	Minnesota
CHS-Walla Walla, Inc.	Kansas
CHS-Wallace County, Inc.	Kansas
CHS-White Lake	South Dakota
CHS-Winger	Minnesota
Circle Land Management, Inc.	Minnesota
Classic Farms, LLC	South Dakota
CND Export, LLC	Delaware
Cofina Financial, Inc.	Delaware
Cofina Financial, LLC	Minnesota
Cofina Funding, LLC, a subsidiary of Cofina Financial, LLC	Delaware
Colorado Retail Ventures Services, LLC	Colorado
Cooperative Agronomy Services	South Dakota
Cornerstone Ag, LLC	Delaware
Country Hedging, Inc.	Delaware
Dakota Agronomy Partners, LLC	North Dakota
Dakota Quality Grain Cooperative LLC	Minnesota
Energy Partners, LLC	Montana
Erskine Grain Terminal, LLC	Minnesota
Fin-Ag, Inc.	South Dakota
Front Range Pipeline, LLC	Minnesota
Genetic Marketing Group, LLC	Washington
Green Bay Terminal Corporation	Wisconsin
Harvest States Cooperatives Europe B.V.	Netherlands
Horizon Milling, LLC	Delaware
Horizon Milling L.P.	Delaware
Horizon Milling G.P.	Ontario, Canada
Imperial Valley Terminal, LLC	Illinois
Montevideo Grain, LLC	Delaware
Morgan County Investors, LLC	Colorado
Mountain Country, LLC	Idaho
Mountain View of Montana, LLC	Delaware
National Cooperative Refinery Association (NCRA)	Kansas
Clear Creek Transportation, LLC, a subsidiary of NCRA	Kansas
Jayhawk Pipeline, LLC, a subsidiary of NCRA	Kansas
Kaw Pipe Line Company, a subsidiary of NCRA	Delaware
McPherson Agricultural Products, LLC, a subsidiary of NCRA	Kansas
Osage Pipe Line Company, a subsidiary of NCRA	Delaware
Norick Risk Funding Concepts, LLC	Minnesota
Northwest Iowa Agronomy, LLC	Iowa
Partnered Beverages, LLC	Minnesota

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION
Beverage Franchise, LLC, a subsidiary of Partnered Beverages, LLC	Montana
PGG/HSC Feed Company, LLC	Oregon
Quality Farm and Ranch Center, LLC	Colorado
Red Rock Cooperative Association	South Dakota
Russell Consulting Group, LLC	Nebraska
Sparta Foods, Inc.	Minnesota
Southwest Crop Nutrients, LLC	Kansas
St. Paul Maritime Corporation	Minnesota
TEMCO, LLC	Delaware
The Purchasing Group, LLC	Colorado
United Country Brands LLC	Delaware
Agriliance LLC, a subsidiary of United Country Brands LLC	Delaware
United Harvest, LLC	Delaware
Ventura Foods, LLC	Delaware
Wabash Valley Grain, LLC	Indiana
Western Feed, LLC	Minnesota
Whitman Terminal Association, LLC	Delaware
WHYHAP Properties, LLC	Colorado